Exhibit 4.17

ASSIGNMENT OF AHLA AGREEMENT

This Agreement made as of the 1st day of May, 2008.

BETWEEN:

AMERICAN HOTEL & LODGING EDUCATION INSTITUTE
(hereinafter called the "EI")

- and –

GLOBAL EDUCATION IN TOURISM LTD.

(hereinafter called the "Assignor")

- and –

CIBT EDUCATION GROUP CORP.

(hereinafter called the "Assignee")

OF THE FIRST PART OF THE SECOND PART OF THE THIRD PART

WHEREAS:

A.            By an License Agreement made April 16, 2007 (the "License Agreement") originally between The Education Institute Of The American Hotel & Lodging Association and now known as EI and Assignor , EI agreed, inter alia, to grant the Assignor a license to use and market certain products on terms and conditions more particularly described therein.

B.            The Assignor wishes to assign the License Agreement and all rights thereunder to the Assignee for the remainder of the term of the License Agreement which expires on November 30th, 2012.

C.            The License Agreement contains a prohibition against assignment or subletting of the License Agreement by Assignor without first obtaining the consent of EI in writing thereto.

D.            The Assignor has requested that EI consent to this Assignment.

NOW THEREFORE in consideration of the consent of EI and the covenants and agreements of the Assignor and the Assignee hereinafter contained, the parties hereto covenant and agree with each other as follows:

1.             ASSIGNMENT

1.1          The Assignor hereby grants and assigns to the Assignee the License Agreement and all rights, benefits and interest granted to the Assignor in the License Agreement.

1.2          Subject to EI's consent as set out herein, the Assignor has the right, power and authority to assign the License Agreement and all other rights of Assignor thereunder free and clear of all liens, charges or other encumbrances.

1.3          The Assignor hereby indemnifies and agrees to save harmless the Assignee from all actions, suits, costs, losses, charges, demands and expenses for and in respect of any non-fulfillment of the obligations of Assignor under the License Agreement that have accrued or occurred up to the date hereof including any costs or expenses in respect thereof.

1.4          The Assignor shall from time to time, at the request and cost of the Assignee, execute such further assurances as the Assignee shall reasonably require.

1.5          The Assignee will save the Assignor harmless from all actions, suits, costs, losses, charges, demands and expenses with respect to the non-fulfilment of any of Assignor's obligations under the License Agreement accruing or occurring after the date hereof including any costs or expenses in respect thereof.

2.            EI’S CONSENT

2.1          EI hereby consents to the assigning of the License Agreement for the unexpired residue of the Term of years granted under the License Agreement on and subject to the terms and conditions hereinafter contained.

2.2          [Sprott-Shaw Degree College Corp. hereby guarantees the performance of all obligations and liabilities of Assignee hereunder and under the License Agreement].

2.3          This consent is not, and shall not be construed as, a consent to anything other than the particular assigning by Assignor described above. This consent and the assignment of the License Agreement shall not relieve Assignor of any obligations or liabilities under the License Agreement, each of which survive assignment and shall remain in full force and effect, enforceable by EI.

2.4          EI hereby represents as of the date hereof to the Assignee that there is no default under the License Agreement by EI and EI is not aware of any default or breach by Assignor of its obligations under the License Agreement and that there are no monies currently owing by the Assignor to EI under the License Agreement.

3.            ASSIGNOR'S COVENANTS

3.1          Assignor hereby covenants with the Assignee that the License Agreement has not been amended and that the License Agreement is in full force and effect and in good standing with no default thereunder on the part of either Assignor or EI.

4.            ASSIGNEE'S COVENANTS

4.1          The Assignee covenants to EI that the Assignee (as fully and completely as if the Assignee had originally executed the License Agreement as Assignor under such License Agreement) shall:

(a)           duty and punctually pay all amounts payable by Assignor pursuant to the terms of the License Agreement; and

(b)           completely and punctually perform all of the terms, covenants, conditions and agreements contained on the part of Assignor pursuant to the terms of the License Agreement.

4.2          The Assignee covenants to EI that EI shall have the same rights and remedies with respect to the Assignee as EI has, or shall have, with respect to Assignor pursuant to the terms of the License Agreement.

4.3          The Assignee acknowledges it has made whatever adjustments that are necessary with Assignor The Assignee covenants to EI that all business and operations of the License Agreement will remain unchanged from the current business and operations performed by the Assignor and that the Assignor, in particular, Roxanne Ang, has entered into an Employment Agreement with the Assignee for a period of five years commencing May 1, 2008 and will continue to be responsible for the business and operations of the License Agreement.

5.            GENERAL PROVISIONS

5.1          The liability of Assignor and Assignee to EI hereunder shall be joint and several.

5.2          The License Agreement shall be varied and amended so as to comply with the intention of this Agreement, provided however, that in all other respects the License Agreement is to remain in full force and effect and is hereby ratified and confirmed.

5.3          This Agreement shall not be changed, modified, discharged or terminated in any manner, except by an agreement, in writing, signed by the parties hereto or their respective successors and assigns.

5.4          This Agreement and everything herein contained shall enure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns and shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

5.5          Any notice, request or demand given hereunder shall be sufficiently given if personally delivered or if mailed by registered mail, return receipt requested, addressed as follows:

To EI:

To Assignee:

Unit 1200, 777 West Broadway

Vancouver, BC, V5Z 4J7

Attn:

or such other address of which notice is given as aforesaid by any party to each of the other parties. Any notice given as aforesaid shall be conclusively deemed to have been given on the date of personal delivery or on the third (3rd) business day following the date on which such notice is mailed as aforesaid.

5.6          This Agreement may be signed by the parties in as many counterparts as may be necessary and by facsimile transmission or other means of electronic communication producing a printed copy, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

THE AMERICAN HOTEL & LODGING

EDUCATION INSTITUTE

Per: /s/ Roy Kennington, President and COO

Authorized Signatory

GLOBAL EDUCATION IN TOURISM LTD.

Per:________________

Authorized Signatory

CIBT EDUCATION GROUP CORP.

Per:"signed"_________

Authorized Signatory

SPROTT-SHAW DEGREE COLLEGE CORP.

Per:"signed"_________

Authorized Signatory

counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

THE AMERICAN HOTEL & LODGING

EDUCATION INSTITUTE

Per: /s/ Roy Kennington, President and COO

Authorized Signatory

GLOBAL EDUCATION IN TOURISM LTD.

Per:"signed"_________

Authorized Signatory

CIBT EDUCATION GROUP CORP.

Per:_________________

Authorized Signatory

SPROTT-SHAW DEGREE COLLEGE CORP.

Per:_________________

Authorized Signatory